UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

March 13, 2023

Date of Report (Date of earliest event reported)

RIBBON COMMUNICATIONS INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-38267	82-1669692
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6500 Chase Oaks Blvd., Suite 100, Plano, TX 75023

(Address of Principal Executive Offices) (Zip Code)

(978) 614-8100

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001	RBBN	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01.	Regulation FD.

Ribbon Communications Inc. (“Ribbon” or the “Company”) is monitoring the situation with respect to the closure of Silicon Valley Bank (“SVB”) on March 10, 2023 by the California Department of Financial Protection and Innovation, which appointed the Federal Deposit Insurance Corporation (“FDIC”) as receiver. SVB was one of the lenders under the Company’s Senior Secured Credit Facilities Credit Agreement, as amended (the “Credit Facility”), and the Company maintained some deposit accounts with SVB. The Company withdrew funds on deposit with SVB as of Thursday, March 9, 2023, however, additional payments (approximately $4 million) from the Company’s customers were deposited into the Company’s accounts at SVB subsequent to that withdrawal. According to the FDIC, all insured depositors of SVB will have full access to their deposits starting today, March 13, 2023.

Ribbon does not expect the closing of SVB to have a significant impact on its operations. The Company’s cash and cash equivalents are distributed across multiple large financial institutions. While the Company’s remaining deposits with SVB are largely uninsured, given statements by the FDIC, the Company expects to recover its remaining cash on deposit at SVB. Further, the Company believes that the other lenders under the Credit Facility will be able to fund any requested draws the Company may make in the future from the revolving credit facility included under the Credit Facility. As a result, the Company continues to believe that its existing cash and cash equivalents balance, cash flow from operations and funds available under its Credit Facility will be sufficient to meet its working capital, capital expenditures, and material cash requirements from known contractual obligations for the next twelve months and beyond.

Important Information Regarding Forward-Looking Statements

This Current Report on Form 8-K contains “forward-looking” statements that are based on the Company’s beliefs and assumptions and on information currently available to the Company on the date of this Current Report on Form 8-K. Forward-looking statements include all statements that are not historical facts and can be identified by terms such as “anticipate,” “believe,” “continue,” “could,” “design,” “estimate,” “expect,” “may,” “seek,” “should,” “will,” “would” or similar expressions and the negatives of those terms. Forward-looking statements may involve known and unknown risks, uncertainties and other factors that may cause the Company’s actual results, performance or achievements to be materially different from those expressed or implied by the forward-looking statements. These statements include, but are not limited to, estimates regarding the sufficiency of the Company’s cash and cash equivalents and cash flow from operations, borrowing capacity under its Credit Facility and the Company’s ability to recover its cash on deposit at SVB.

These factors are not intended to be an all-encompassing list of risks and uncertainties that may affect the Company's business and results from operations. Additional information regarding these and other factors can be found in the Company's reports filed with the Securities and Exchange Commission, including, without limitation, its Form 10-K for the year ended December 31, 2021. In providing forward-looking statements, the Company expressly disclaims any obligation to update these statements publicly or otherwise, whether as a result of new information, future events or otherwise, except as required by law.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 13, 2023	Ribbon Communications Inc.

	By:	/s/ Patrick W. Macken
		Name:	Patrick W. Macken
		Title:	Executive Vice President, Chief Legal Officer and Secretary